                                   EXHIBIT 1




     Directors' and Executive
   Officers' Business Addresses                    Principal Occupation
-----------------------------------------------------------------------------------------

Stephen A. Wynn                        Chairman of the Board of Directors, President
  3400 Las Vegas Boulevard South       and Chief Executive Officer of Parent
  Las Vegas, Nevada  89109

Ronald M. Popeil                       Director of Parent; President of RONCO,
  1292 Monte Cielo Drive               Inc., a corporation involved primarily in the
  Beverly Hills, California 90210      production and marketing of consumer
                                       products

Elaine P. Wynn                         Director of Parent; Secretary, Treasurer and
  3400 Las Vegas Boulevard South       Trustee of Golden Nugget Scholarship Fund,
  Las Vegas, Nevada  89109             Inc.

Richard D. Bronson                     Director of Parent; President of New City
  1771 Post Road East, Suite 330       Development, a division of Parent responsible
  Westport, Connecticut  06880         for certain corporate development activities
                                       outside of Nevada

Melvin B. Wolzinger                    Director of Parent; General Partner in W.W.
  1901 North Rancho Drive              Investment Co., a real estate holding company
  Las Vegas, Nevada  89106             in Las Vegas, Nevada

Daniel B. Wayson                      Director of Parent; Principal of Wayson
  816 Coachway Drive                  Properties, Inc, a real estate development and
  Annapolis, Maryland  21401          holding company

George J. Mason                       Director of Parent; Senior Managing Director
  1999 Avenue of the Stars,           of Bear, Stearns & Co. Inc., an investment
  33rd Floor                          banking firm
  Los Angeles, California  90067

Barry A. Shier                        Executive Vice President - Marketing and
  129 East Fremont Street             Hotel Operations of Parent; Chief Executive
  Las Vegas, Nevada  89101            Officer of GNLV, CORP., a subsidiary of
                                      Parent

Bruce A. Levin                        Vice President, General Counsel and
  3400 Las Vegas Boulevard South      Secretary of Parent
  Las Vegas, Nevada  89109

Daniel R. Lee                         Senior Vice President -- Finance and
  3400 Las Vegas Boulevard South      Development, Chief Financial Officer and
  Las Vegas, Nevada  89109            Treasurer of Parent

Frank P. Visconti                     President -- Retail Division of Parent
  3400 Las Vegas Boulevard South
  Las Vegas, Nevada  89109

Thomas L. Sheer                       Senior Vice President -- Government and
  3400 Las Vegas Boulevard South      External Affairs of Parent
  Las Vegas, Nevada  89109

James E. Pettis                       Vice President -- Risk Management of Parent
  3260 South Industrial Road
  Las Vegas, Nevada  89109

James M. Powers                       Vice President -- Corporate Security of Parent
  3260 South Industrial Road
  Las Vegas, Nevada  89109